PhotoLoft.com, Inc.

                         Co-Branded Marketing Agreement

Thus Agreement is made March 8 1999 (the "Effective Date") between Picture Works a California corporation, having a place of business at __________, Danville, CA ("Partner"), and PhotoLoft.com, Inc., a California corporation having a place of business at 300 Orchard City Drive Suite#142, Campbell, California 95009 ("PhotoLoft.com").

1.0     INTENT:     PhotoLoft.com  offers  certain  proprietary  software  and
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services  for  creation, maintenance and storage of on-line digital photo albums via  its  PhotoLoft.com  web  site  (the  "Service").
PhotoLoft.com and Partner desire to provide the Service to Partner's customers through:

1.1 The creation of a Co-Branded PhotoLoft.com entrance page on PhotoLoft.com's server (having the URL address http://www.photoloft.com/Pictureworks ("Co-Branded PhotoLoft.com") to enable Partner's visitors and customers ("Visitors") to register to use services or view photo albums from PhotoLoft.com.

1.2 The creation of a link in Partners Software products and a link on Partner's web page that will promote and direct a customer to the Co-branded page.

2.0     LINK:     PhotoLoft.com.  will  cooperate  to  promptly  develop  (a)  a
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specially co-branded PhotoLoft.com page using both PhotoLoft.com's and Partner's names and logos (the "Co-Branded Pages"); and (b) links from Partner's Site to the Co-Branded Pages (the "Links").

3.0     USAGE:     Partner's  customers  will be offered a one year free Premium
        ------
PhotoLoft  account.

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5.0  PROMOTION  BY  PHOTOLOFT.COM:     Every  image posted by Partner's customer
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will  be identified as a Partner's customer image. Every time that that image is viewed by any PhotoLoft viewer, the logo or link of the Partner will also be on display to the PhotoLoft viewer. Partners logo and link may not be displayed on any private label or customized site built or run specifically for a third party.

7.0     CO-PROMOTION:     Partner  will  mention  and reference the relationship
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with PhotoLoft.com in Partner's launch press release.  PhotoLoft.com may put out a separate press release announcing the relationship between the two companies. Partner will cooperate with PhotoLoft in developing this release.

8.0     FURTHER  CUSTOMIZATION:     PhotoLoft.com  has  complete  discretion  on
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making  any  additional page modifications to the Co-Branded PhotoLoft.com after the  initial  design.

9.0     TRADEMARKS:
        -----------

PHOTOLOFT.COM  MARKS:     PhotoLoft.com  hereby  grants  Partner  a nonexclusive
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limited  license  to use, reproduce and display the PhotoLoft.com trademarks and
----
logos designated by PhotoLoft.com on Partner's Web Site during the term of this Agreement in accordance with any guidelines that PhotoLoft.com may provide to Partner from time to time. PhotoLoft.com will supply Partner with electronic versions of the PhotoLoft.com trademarks and logos for Partner's use. All representations of the PhotoLoft.com trademarks and logos that Partner uses will be exact copies of those provided by PhotoLoft.com, or shall First be submitted to PhotoLoft.com for approval.

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PARTNER  MARKS:     Partner  hereby  grants PhotoLoft.com a nonexclusive limited
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license  to use, reproduce and display Partner's trademarks and logos designated by Partner on the Co-Branded Pages during the term of this Agreement in accordance with any guidelines that Partner may provide to PhotoLoft.com from time to time. Partner will supply PhotoLoft.com with electronic versions of the Partner trademarks and logos for PhotoLoft.com's use. All representations of the Partner's trademarks and logos that PhotoLoft.com intends to use will be exact copies of those

Initials  of  PhotoLoft.com                                Initials  of  Partner


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provided  by  Partner,  or  shall  first  be  submitted to Partner for approval.

10.0     PROPRIETARY RIGHTS:     Except as expressly provided herein, each party
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shall  own  all  right,  title  and  interest in its respective web site and all portions thereof, including without limitation all intellectual property rights therein. Except as specifically and clearly set forth in this Agreement, neither party shall be granted any right or license to any of the other party's property, including intellectual property in its respective software, web site or any portions thereof

11.0     TERM:     This  Agreement  shall become effective on the Effective Date
         -----
and shall remain in effect for a one (1) year term which shall renew automatically for successive one-year terms, unless terminated by written notice by either party @ (30) days prior to the end of any one-year term. In the event of a breach, the non-breaching party may serve written notice of breach on the breaching party. If such breach is not cured within fourteen (14) days, the non-breaching party may immediately terminate this Agreement.

12.0     ASSIGNMENT:     This  Agreement and any rights under this Agreement may
         ----------
be transferred, assigned or delegated by either party without the prior written consent of the other party.

13.0     INDEPENDENT  CONTRACTOR:     With  respect  to  all matters relating to
         ------------------------
this Agreement each party is deemed to be an independent contractor. Neither party shall represent itself as an employee, servant, agent or legal representative of the other party for any purposes whatsoever.

14.0  GOVERNING LAW/DISPUTE RESOLUTION:     The parties intend this Agreement to
      --------------------------------
be  construed  in
accordance with the laws of the State of California. Partner and PhotoLoft.com agree that they will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in the spirit of mutual friendship and cooperation. Any dispute which the parties cannot resolve between themselves in good faith within six (6) months of the date of the initial demand by either party for such resolution will be submitted for final determination by one (1) mutually agreed arbitrator within the State of California.

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15.0    Limitation  of Liability:     Neither party shall be liable to the other
        -------------------------
for any lost profit or other commercial damage, including, without limitation, indirect, special, consequential, incidental or punitive damages of any nature arising out of this Agreement.

16.0  ENTIRE  AGREEMENT:     This Agreement contains the entire agreement of the
      ------------------
parties and supersedes all previous understandings and agreements between the parties relating to the subject matter hereof.

17.0     NOTICES:     Any  notice  or  request  required to be given under or in
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connection  with  this  Agreement  shall be in writing and given by facsimile or postpaid registered or certified mail return receipt requested. The date of receipt shall be deemed die date on which such notice or request has been given. Until such time as written notice of a change of address is given by either party to the other, any such notice or request shall be deemed sufficiently addressed when directed to the addresses of the parties set out in the first paragraph of this Agreement.

IN  WITNESS WHEREOF, the parties hereto have executed this Agree Effective Date:

                                                 BY:
     Name:  Jack  Marshall                       Name:
            --------------
     Date:  3/22/99                              Date:

     Title:  President                           Title:
     PhotoLoft.com,  Inc.






Initials  of  PhotoLoft.com  Initials  of  Partner

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